Sub-Item 77Q1
Progressive Return Fund, Inc.

The Proxy Statement on Schedule 14A for Progressive Return Fund, Inc. (accession number 0000909012-01-000158, is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on March 07, 2001.